EXHIBIT 3


                 ARC COMMUNICATIONS, INC SUBSCRIPTION AGREEMENT


Arc Communications, Inc.
788 Shrewsbury Avenue
Tinton Falls, NJ 07724

Gentlemen:

You have informed me that ARC COMMUNICATIONS, INC. (the "Corporation") is offering its common stock, $.001 par value (the Offering).

1. Subscription. The undersigned subscriber (the "Subscriber") hereby tenders this Subscription Agreement for Three Million Six Hundred Eighty-Seven Thousand One Hundred Fort-Eight (3,687,148) shares of common stock, $.001 par value, of the Corporation (the "Shares") for the sum of One Hundred Sixty-Five Thousand ($165,000) Dollars.

2. Terms of Subscription. (a) This Subscription Agreement and the payment of the Shares, must be delivered to the Corporation at the address set forth above. (b) If this Subscription is rejected, this Subscription Agreement will have no further force or effect. In this situation, the payment of the Subscriber shall be returned to the Subscriber.

3. Acceptance or rejection of Subscription. The Corporation may accept or reject this Subscription, in whole or in part. If this Subscription is rejected, this Subscription will be cancelled, and this Subscription Agreement will have no further force or effect.

4. Closing of Transaction; Withdrawal of Offering. (a) If, and when, this Subscription has been received, and if the other conditions precedent to the sale of the Shares have been satisfied, this Subscription will be accepted and certificates representing the Shares will be issued to the Subscriber. (b) The Corporation, in its sole and absolute discretion, may alter the time period during which the shares of common stock of the Corporation are offered to investors. (c) This Offering may be withdrawn by the Corporation at any time. If it is withdrawn prior to acceptance of this Subscription, this Subscription will be cancelled, and this Subscription Agreement will have no further force or effect.

5. Conditions Precedent to Closing. The Closing, and consequently the acceptance of this Subscription and the formal admission of the Subscriber as a stockholder of the Corporation, is dependent upon the satisfaction of the conditions precedent to sale of the Shares, and to the subscription for a certain number of shares of common stock of the Corporation to be determined at the Corporation's sole discretion.

6. Representations and Warranties of Subscriber. As an inducement to the Corporation to sell the Shares to the Subscriber, the Subscriber represents and warrants to the Corporation, and , if the Subscriber is an entity, each stockholder, partner or beneficiary of the Subscriber represents and warrants, as follows, intending that such representations and warranties will survive the admission of the Subscriber as a stockholder of the
     Corporation:

(a) The Subscriber is over 21 years of age, and is legally competent to execute this Subscription Agreement.

(b) The Subscriber has carefully reviewed and understands the risks of an investment in the Corporation, is able to bear the economic risk of an investment in the Shares, can withstand a complete loss of his, her or its investment in the Shares, can hold the Shares for an indefinite period of time, and has the net worth to undertake these risks.

(c) The Subscriber believes that he, she or it, either alone or together with the assistance of the Subscriber's own professional advisor or advisors, has the knowledge and experience in business and financial matter that make the Subscriber capable of reading and interpreting financial statements of and concerning the Corporation and of evaluating the merits and risks of an investment in the shares.

(d) The Subscriber understands that an investment in the Shares is highly speculative but believes that an investment in the shares is suitable for the Subscriber based upon his, her or its investment objectives and financial needs, and the Subscriber has adequate means for providing for his, her or its current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Shares.

(e) The Subscriber is acquiring the Shares for purposes of long-term investment, for the personal account of the Subscriber, and with no present intention of reselling, distributing or otherwise transferring the Shares or any portion of the Shares, and the Subscriber has no contract, undertaking or arrangement with any person or entity to sell or transfer all or any portion of the Shares to that person or entity, or to have that person or entity sell for him, her or it all or any portion of the Shares, or to afford or allow any participation in the Share by any other person or entity.

(f) The Subscriber understands and acknowledges that this transaction has not been reviewed or passed upon by the Securities and Exchange Commission. Subsequent Transfer of the Shares by the Subscriber is restricted by the provision of federal and state laws.

(g) The Subscriber realizes that (i) the purchase of the Shares is a long-term investment; (ii) the purchaser of the Shares must bear the economic risk of investment for an indefinite period of time because the Shares have not been registered and, therefore, cannot be sold unless that are subsequently registered under these laws or exemption from registrations are available;
     (iii) there presently is no public market for the Shares and the Subscriber may not be able to liquidate his, her or its investment in the Shares in the event of an emergency or to pledge the Shares as collateral for loans; and (iv) the transferability of the Shares is restricted, and (A) requires the written consent of the Corporation, (B) requires conformity with the restrictions contained in paragraph (f) above, and (C) will be further restricted by legends placed on the certificate or certificates representing the Shares referring to the applicable restrictions on transferability, and by stop transfer orders or notations on the Corporation's records referring to the restriction on transferability.

(h) The Subscriber has been furnished materials relating to the Corporation and any other materials that the Subscriber has requested.

(i) The Subscriber has been given access to full and complete information regarding the Corporation and has utilized that access to his, her or its satisfaction for the purpose of obtaining information concerning the Corporation, an investment in the Shares and the terms and conditions of the offering of the common stock of the Corporation, and has either attended or been given reasonable opportunity to attend a meeting with representative of the Corporation for the purposes of asking questions of, and receiving answers from , these representative concerning the Corporation, an investment in the Shares and the terms and condition of the offering, and for the purpose of obtaining any additional information to the extent reasonable available that is necessary to verify the information provided.

(j) The Subscriber has obtained, in his, her or its judgment, sufficient information to evaluate the merits and risks of an investment in the Corporation, understands the business


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


     in which the Corporation is engaged and is able to evaluate the merits and risks of an investment in the Shares.

(k) The Subscriber confirms that he, she or it has been advised that he, she or it should rely on his, her or its own professional accounting, tax, legal, and finical advisors with respect to an investment in the Corporation and a purchase of the Shares, and obtained, to the extent he, she or it deems necessary, the Subscriber's own personal professional advice with respect to the risks inherent in an investment in the Shares and to the suitability of an investment in the Share in light of the undersigned's financial condition and investment needs.

(l) The Subscriber recognizes and understand that an investment in the Shares is highly speculative and involves a high degree of risk, including but not limited to the risk of economic loss from the operation of the Corporation, due to the limited operation history of the Corporation and its past limited profitability.

(m) The Subscriber certifies, under the penalties of perjury, that he, she or it is NOT subject to the backup withholding provisions of Section 3406(a)(1)(c) of the Internal Revenue Code of 1986. (NOTE: you are subject to backup withholding if (i) you fail to furnish your Social Security number or taxpayer identification number in this subscription; (ii) the Internal Revenue Service notifies the Corporation that you have furnished an incorrect Social Security number or taxpayer identification number;
     (iii) you are notified that you are subject to backup withholding; or (iv) you fail to certify that you are not subject to backup withholding or you fail to certify your Social Security number or taxpayer identification number.)

(n) The address set forth below is the Subscriber's true and correct residence, and he, she or it has no present intention of becoming a resident of any other state or jurisdiction. If Subscriber is a corporation, partnership, trust or other entity, it has its principal place of business at the address set forth below and was not formed specifically to acquire the Shares.

(o) All of the information that the Subscriber has furnished to the Corporation, or that is set forth herein, or that is contained in any purchaser questionnaire or purchaser representative questionnaire that has been provided to the Corporation in connection with this Subscription, is correct and complete as of the date hereof, and, if there should be any material change in the information prior to the admission of the Subscriber as a stockholder of the Corporation, the Subscriber will immediately furnish the revised or corrected information to the Corporation.

7. Indemnification. The Subscriber acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained herein, and agrees to indemnify the Corporation and hold it harmless from and against any and all loss, damage, expense, or liability due to, or arising out of, any breach of any representation or warranty of the Subscriber contained herein.

8. No Waiver of Rights under Securities Laws. Notwithstanding any of the representations, warranties, acknowledgements, or agreements made by Subscriber herein, the Subscriber does not hereby or in any manner waives any rights granted to the Subscriber under federal or state securities laws.

9. Assignment. The Subscriber shall not transfer or assign this subscription, or any interest in this Subscription. The Subscriber acknowledges that the shares will be lettered or restricted stock, and will not be freely transferable, and that any transfer of the shares is subject to restrictions contained in federal and state securities laws.


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


10. Revocation. The Subscriber shall not cancel, terminate or revoke this Subscription Agreement, or any agreement made by The Subscriber under or in connection herewith. The Subscriber understands and agrees that The Subscription Agreement will survive the death or disability of The Subscriber, except as provided in the following paragraph.

11. Termination of the Subscription Agreement. If the conditions specified in paragraph 5 hereof are not satisfied, or if the representations and warranties of The Subscriber contained herein are not true prior to the purchase of the Shares by the Subscriber, and written notice of that fact has been given to the Corporation, then and in any of such events this Subscription Agreement shall be null and void and of no further force, or effect, and neither party shall have any rights against the other party hereunder, this Subscription will be cancelled, and the payment of the subscriber will be returned to The Subscriber.

12. Notice. All notices or other communications given or made hereunder shall be in writing and delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to The Subscriber at the address set forth below, and to the Corporation at the address set forth above.

13. Entire Agreement. This Subscription Agreement constitutes the entire agreement between the two parties hereto with respect to the subject matter hereof, and may be amended only by writing executed by all of the parties hereto.

14. Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey.


MANNER IN WHICH SHARES ARE TO BE HELD
Place an "X" in one place below.
(a)      Individual ownership
(b)      Community property
(c)      Joint tenant with right of survivorship
(d)      Partnership
(e)      Tenants in common
(f)      Corporation
(g)      Trust
(h)      Other
(Describe:                                                     ]
          ----------------------------------------------------

Dated:
      --------------------------------------------------------


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


                              INDIVIDUAL PURCHASER

                                                   Residence address to which
                                                   Correspondence should be sent


                                                   -----------------------------
                                                   Name


                                                   -----------------------------
                                                   Street


                                                   -----------------------------
                                                   City, State and Zip Code


/s/ Peter Bordes
----------------
Signature


Peter Bordes
---------------------                 ------------------------------------------
Name typed or printed                 Social Security or taxpayer identification
number

                                      ------------------------------------------
                                      Telephone number


                CORPORATION, PARTNERSHIP, TRUST, OR OTHER ENTITY

                                      Principal address to which
                                      Correspondence should be sent


                                      ------------------------------------------
                                      Name


                                      ------------------------------------------
                                      Street


                                      ------------------------------------------
                                      City, State and Zip Code


By:
   ------------------------------

Its
   ------------------------------

                                      ------------------------------------------
                                      Social Security or taxpayer identification number

---------------------------------     ------------------------------------------
Name typed or printed                 Telephone number


          WHEN COMPLETED AND EXECUTED THIS SUBSCRIPTION AGREEMENT SHOULD BE
              DELIVERED TO THE CORPORATION AT 788 SHREWSBURY AVENUE,
                         TINTON FALLS, NEW JERSEY, 07724


*If the Shares are being subscribed for an entity, the certificate of Signatory also must be completed.

This Subscription Agreement is accepted as of

ARC COMMUNICATIONS, INC.


By:/s/ Michael Rubel
-------------------------------
Name:  Michael Rubel
Title:  Chief Operating Officer


                            CERTIFICATE OF SIGNATORY

To be completed if the Shares are being subscribed for an entity.


I,                                          , am the                         of
  -----------------------------------------         ------------------------

                                                       ( the "Entity).
------------------------------------------------------

I certify that I am empowered and duly authorized by the entity to execute, deliver and carry out the terms and provisions of the Subscription Agreement and to purchase and hold the Shares. I further certify that the Subscription Agreement has been duly and validly executed on behalf of the entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have executed this signatory this                   day of
                                                       ------------------
 , 200__.


---------------------------------
(Signature)